UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

MARIMED INC.

(Exact name of registrant as specified in its charter)

Delaware	0-54433	27-4672745
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Oceana Way, Norwood, Massachusetts	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 795-5140

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Not Applicable.	Not Applicable.	Not Applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective May 11, 2022, MariMed Inc. (the “Company”) appointed Susan M. Villare as the Company’s Chief Financial Officer. In connection and contemporaneously with Ms. Villare’s appointment, Jon Levine, the Chief Financial Officer of the Company at the time of her appointment, was promoted to the position of Chief Administrative Officer of the Company. There is no existing family relationship between Ms. Villare and any director or executive officer of the Company.

Ms. Villare did not previously have any direct or indirect interest in any transactions with the Company that requires disclosure under Item 404(a) of Regulation S-K.

In connection with Ms. Villare’s appointment she:

●	received an inducement award of (i) 350,000 restricted shares of the Company’s common stock (“Common Stock”), subject to vesting; and (ii) stock options for an aggregate of 400,000 shares Common Stock exercisable at the fair market value per share of Common Stock on the grant date, subject to vesting;
●	will receive annual base compensation of $285,000;
●	will be eligible to receive an annual performance bonus equal to 35% of her then applicable base salary;
●	will be entitled to participate in a Company sponsored medical plan and in all other benefit plans or programs adopted and maintained by the Company; and
●	will be entitled to a severance payment under certain circumstances.

BIOGRAPHICAL INFORMATION

The principal occupation and brief summary of Ms.Villare’s background is as follows:

Susan M. Villare, age 53, served as the Senior Vice President of Financial Planning and Analysis and Treasurer of Ribbon Communications, Inc. (“Ribbon”), a global provider of real time communications technology and IP optical networking solutions, from February 2012 through April 2022. Prior to Ribbon, Ms. Villare held senior leadership positions in the Finance departments of BigBand Networks, Inc., Burst Media and MatrixOne, Inc. Before her in-house career, Ms. Villare was a senior auditor at Pricewaterhouse and is a certified public accountant. She holds a Bachelor of Science in Accounting from Boston College.

(e) Effective May 11, 2022, in connection and consistent with Mr. Levine’s promotion to the position of Chief Administrative Officer of the Company, Mr. Levine’s employment agreement with the Company was amended to change his title to Chief Administrative Officer, and to reflect responsibilities and duties commensurate with that position. A copy of the form of amendment to his employment agreement is attached as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Second Amendment to Employment Agreement, effective as of May 11, 2022, between MariMed Inc. and Jon R. Levine.
10.2	Form of Stock Option Agreement, dated May 2, 2022, with Susan M. Villare.
10.3	Form of Restricted Stock Grant Agreement, dated May 2, 2022, with Susan M. Villare.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIMED INC.

Dated: May 18, 2022
	By:	/s/ Robert Fireman
Robert Fireman, Chief Executive Officer

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